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                                                                    EXHIBIT 23.1





                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement, filed in August 1997, of Raptor Systems, Inc. on Form S-8 of our report dated January 28, 1997, on our audits of the consolidated financial statements and financial statement schedules of Raptor Systems, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.



                                                /s/ Coopers & Lybrand L.L.P.
                                                ----------------------------
                                                COOPERS & LYBRAND L.L.P

Boston, Massachusetts
August 15, 1997